                                                                     Page 1 of 2
                                                                    Exhibit (11)



                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)




                                          Three Months Ended September 30,                  Nine Months Ended September 30,
                                 ------------------------------------------------  -------------------------------------------------
                                          1998                     1997                     1998                     1997
                                 -----------------------  -----------------------  -----------------------  ------------------------
                                 Shares  Amount    EPS    Shares  Amount    EPS    Shares  Amount    EPS    Shares  Amount    EPS
                                 ------  ------  -------  ------  ------  -------  ------  ------  -------  ------  ------  -------

Net income (loss)                         $ 11                    $ (56)                   $  34                    $ (2)

Preferred stock dividend
     requirements                            -                        -                       (1)                     (1)
                                          ----                    -----                    -----                    ----
                                          $ 11                      (56)                   $  33                    $ (3)
                                          ====                    =====                    =====                    ====
Share base:
     Average common
         stock outstanding       99,865                   103,096                  99,840                   104,092

BASIC EARNINGS PER SHARE
     Basic                                        $ 0.11                  $(0.50)                  $  0.33                   $ 0.01
     Extraordinary loss                                -                   (0.04)                        -                    (0.04)
                                                  ------                  ------                   -------                    ------
        Net income (loss)                         $ 0.11                  $(0.54)                  $  0.33                   $(0.03)
                                                  ======                  ======                   =======                   =======

                                                                     Page 2 of 2
                                                                    Exhibit (11)




                              THE LTV CORPORATION
                Calculation of Dilutive Earnings Per Share (EPS)
                  (Dollar amounts in millions except for EPS)
                           (Share data in thousands)




                                         Three Months Ended September 30,                 Nine Months Ended September 30,
                                ------------------------------------------------  --------------------------------------------------
                                         1998                     1997                     1998                    1997
                                -----------------------  -----------------------  -----------------------  -------------------------
                                Shares  Amount    EPS    Shares  Amount    EPS    Shares  Amount    EPS    Shares  Amount    EPS
                                ------  ------  -------  ------  ------  -------  ------  ------  -------  ------  ------  ---------
Net income                               $  11                    $ (56)                    $ 34                     $ (2)

Preferred stock dividend
     requirements                            -                        -                       (1)                      (1)
                                         -----                    -----                     ----                     ----
                                            11                      (56)                      33                       (3)

Share base:
     Average common
         stock outstanding       99,865                  103,096                   99,840                   104,092

Common Stock equivalent shares
     resulting from outstanding
     Series A Warrants, Stock
     Options and Restricted
     Stock                          226                      216                      175                       164
Common Stock issuable upon
     conversion of Series B
     Preferred Stock                 (A)     -                (A)     -                (A)     -                 (A)    -
Common Stock issuable upon
     conversion of Senior
     Secured Convertible Notes       (B)     -                (B)     -                (B)     -                 (B)    -
                                -------  -----           -------  -----           -------   ----            -------  -----
                                100,091  $  11           103,312  $ (56)          100,015   $ 33            104,256  $ (3)
                                =======  =====           =======  =====           =======   ====            =======  =====

DILUTIVE EARNINGS PER SHARE
     Dilutive                                   $  0.11                  $ (0.50)                 $  0.33                   $  0.01
     Extraordinary loss                               -                    (0.04)                       -                     (0.04)
                                                -------                  -------                  -------                   --------
        Net income (loss)                       $  0.11                  $ (0.54)                 $  0.33                   $ (0.03)
                                                =======                  =======                  =======                   ========


(A) Addition of these shares would result in antidilution.
(B) Senior Secured Convertible Notes were redeemed in September 1997.